                                                                       Exhibit 3

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  APOGEE, INC.


                     Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law


                  Apogee, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows: the name of the Corporation is Apogee, Inc.;

                  (a) the name under which the Corporation was originally incorporated was New ACS, Ltd.;

                  (b) the Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 11th day of December, 1991;

                  (c) this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, (i) the Board of Directors of the Corporation having duly adopted a resolution approving such amendment and restatement and declaring its advisability at a meeting of the Board of Directors of the Corporation duly called and held in conformity with the By-laws of the Corporation and (ii) in lieu of a meeting and vote of stockholders, the holders of the capital stock of the Corporation having not less than the minimum number of votes necessary to approve such amendment and restatement at a meeting at which all stockholders having a right to vote thereon were present and voted having duly consented in writing to the adoption of such amendment and restatement and written notice thereof in accordance with Section 228(c) of the General Corporation Law of the State of Delaware having been given to the stockholders who did not so consent.

                  (d) the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:


                               page 5 of 23 pages
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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  APOGEE, INC.


                           THE UNDERSIGNED, for the purpose of forming a
                  corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                           FIRST: The name of the corporation is APOGEE, INC.
                  (the "Corporation").

                           SECOND: The address of the Corporation's registered
                  office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent, and the name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                           THIRD: The purpose for which the Corporation is
                  organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                           FOURTH: The total number of shares of capital stock
                  which the Corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and 20,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"). The powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the Preferred Stock and the Common Stock shall be as follows:

                                    1. (a) The Preferred Stock may be issued
                  from time to time as shares of one or more series of Preferred Stock, and in the resolutions or resolutions providing for the issue of shares of each particular series, before issuance, the Board of Directors of the Corporation is expressly authorized to fix:

                           (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                           (ii) the rate of dividends payable on such series, whether or not dividends shall be cumulative, the date or dates from which page 6 of 23 pages
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                                    dividends shall accrue and, if cumulative,
                                    the relationship which such dividends shall bear to dividends payable on any other series;

                           (iii) whether or not the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other terms and conditions of such redemption;

                           (iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or a fund of a similar nature and, if so, the terms thereof;

                           (v) the rights of the shares of each series in case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any distribution of its assets;

                           (vi) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock of the Corporation and, if so, the terms of conversion or exchange;

                           (vii) whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law and in paragraph 5 below and, if so, the nature and extent thereof; and

                           (viii) the consideration to be received by the Corporation for the shares of such series.

                  (b) shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from which dividends thereon shall accrue or be cumulative.

                  (c) In case the stated dividends and the amounts, if any, payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the shares of each series of the Preferred Stock, after the payment in full of such dividends and amounts to all series of the Preferred Stock ranking senior to such series and before any payment to any series ranking junior thereto, shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

                  (d) Upon the issuance of any series of Preferred Stock, a certificate setting forth the resolution or resolutions (including the designation, description and terms of such series) adopted by the Board of Directors with respect to such series shall be made and filed in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no

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                           certificate is then so required, such certificate
                           shall be signed and acknowledged on behalf of the Corporation by its President or a Vice President, and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary, and such certificate shall be filed and kept on file at the principal office of the Corporation in the State of Delaware or at such other place or places as the Board of Directors shall designate.

                                    2. The holders of each series of the
                  Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds of the Corporation legally available for the payment of dividends, dividends in cash at the annual rate for such series provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 with respect to such series, before any dividends shall be declared and paid upon or set apart for the holders of any series of the Preferred Stock ranking junior to such series as to dividends or of any Junior Stock (as hereinafter defined), payable in respect of each calendar quarter on a date, which shall be provided by the Board of Directors in such certificate with respect to such series, within fifty (50) days following the end of such quarter. Such dividends on the Preferred Stock shall be payable to holders of such series of record on the date, not exceeding fifty (50) days preceding the dividend payment date, fixed for such purpose by the Board of Directors with respect to such series in advance of the payment of each particular dividend.

                                    3. If so provided by the Board of Directors
                  in the certificate made pursuant to subparagraph (d) of paragraph 1 with respect to any series of the Preferred Stock, the Corporation may redeem the whole or any part of such series, at such time or times and from time to time and at such redemption price or prices as may be provided by the Board of Directors in such certificate and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemptions.

                                    4. In the event of any liquidation,
                  dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the Preferred Stock then outstanding shall be entitled to receive, after the payment in full of all amounts to which the holders of all series of the Preferred Stock ranking senior thereto are entitled, out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any series of the Preferred Stock ranking junior to such series upon liquidation, dissolution or winding up of the Corporation or of any Junior Stock, the amount, if any, for each share provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1. If payment shall have been made in full to the holders of each series of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the Junior Stock, according to their respective rights and preferences and pro rata in accordance with their respective holdings.

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                                    5. On all matters with respect to which
                  holders of the Preferred Stock or of certain series thereof are entitled to vote as a single class, each holder of Preferred Stock afforded such class voting right shall be entitled to one vote for each share held.

                                    6. For purposes of this Article FOURTH, the
                  term "Junior Stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which shall rank junior to all series of the Preferred Stock as to all dividends or preference on dissolution, liquidation or winding up of the Corporation.

                                    7. Subject to all rights of the Preferred
                  Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof.

                                    8. After payment shall have been made in
                  full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, the remaining assets of the Corporation shall be distributed to the holders of the Common Stock on a pro rata basis.

                                    9. Unless the Board of Directors shall
                  provide in any certificate made pursuant to subparagraph (d) of paragraph 1 with respect to a series of the Preferred Stock that the holders of shares of such series shall have voting rights for the election of directors and for all other purposes, the holders of the Common Stock shall possess full voting power for the election of directors and for all other purposes, each holder of Common Stock entitled to vote being entitled to one vote for each share of Common Stock held of record by such holder.

                           FIFTH: Subject to the provisions of the General
                  Corporation Law of the State of Delaware, the number of directors of the Corporation shall be determined as provided by the By-Laws.

                           SIXTH: The Corporation shall indemnify and hold
                  harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

                           SEVENTH: In furtherance and not in limitation of the
                  general powers conferred by the laws of the State of Delaware, the Board of Directors is

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                  expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

                           EIGHTH: Whenever a compromise or arrangement is
                  proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                           NINTH: Except as otherwise required by the laws of
                  the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or Directors. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                           TENTH: The Corporation reserves the right to amend,
                  alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                           ELEVENTH: A director of the Corporation shall not be
                  personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to


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                  further eliminate or limit the personal liability of
                  directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           TWELFTH: The Corporation expressly elects not to be
                  governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware.

                           IN WITNESS WHEREOF, the Corporation caused its
                  corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Caroline
                  H. Fleming, its Vice President, and attested by Robert A. Ouimette, its Secretary, this 15th day of November, 1992.

                                                  APOGEE, INC.



                                                  By /s/ Caroline H. Fleming
                                                     -------------------------
                                                         Caroline H. Fleming
                                                             Vice President

              (Corporate Seal)

              ATTEST:


               /s/ Robert A. Ouimette
               -----------------------------
                   Robert A. Ouimette
                   Assistant Secretary

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                          CERTIFICATE OF DESIGNATION OF

                          8% CUMULATIVE PREFERRED STOCK

                                       OF

                                  APOGEE, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


                           We, Caroline H. Fleming, Vice President, and Robert
                  A. Ouimette, Assistant Secretary, of Apogee, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

                           That pursuant to the authority conferred upon the
                  Board of Directors by Article Fourth of the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, on November 10, 1993, the Board of Directors of the Corporation adopted the following resolution creating a class of its Preferred Stock, $.01 par value, designated as 8% Cumulative Preferred Stock:

                                                 RESOLVED, that pursuant to the
                                        authority vested in the Board of
                                        Directors of this Corporation in
                                        accordance with the provisions of
                                        Article Fourth of its Certificate of
                                        Incorporation (the "Certificate of
                                        Incorporation"), a class of Preferred
                                        Stock, $.01 par value, of the
                                        Corporation, be and it hereby is,
                                        created, and that the designation and
                                        amount thereof and the voting powers,
                                        preferences and relative, participating, optional and other special rights of the shares of such class, and the qualifications, limitations or restrictions thereof, are as follows:

                                                  (1)Designation and Amount. An
                                        aggregate of 10,000 shares of Preferred
                                        Stock, $.01 par value, of the
                                        Corporation are hereby constituted as a
                                        class designated as "8% Cumulative
                                        Preferred Stock." Such number of shares
                                        may be increased or decreased by
                                        resolution of the Board of Directors;
                                        provided, that no decrease shall reduce
                                        the number of shares of such class to a
                                        number less than the

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                                        number of shares of such class then
                                        outstanding plus the number of shares of such class reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of such class.

                                                     (2) Dividends. The holders
                                        of the 8% Cumulative Preferred Stock
                                        shall be entitled to receive dividends
                                        in cash, when and as declared by the
                                        Board of Directors, but only out of any
                                        funds of the Corporation legally
                                        available therefor. The dividend rate
                                        for the 8% Cumulative Preferred Stock
                                        shall be $8.00 per share per annum, and
                                        shall be payable quarterly on March 31,
                                        June 30, September 30 and December 31 in each year commencing December 31, 1993. If dividends with respect to the 8% Cumulative Preferred Stock are to be declared for any dividend period, then not less than 20 days prior to the date for payment of such dividend, the Board of Directors shall by resolution declare a dividend for such quarterly period, out of funds legally available therefor, at the rate prescribed herein. Dividends shall be cumulative on shares of 8% Cumulative Preferred Stock from the date of original issuance thereof. If the full amount of the dividends on the 8% Cumulative Preferred Stock, including all accumulated and unpaid dividends, payable upon any quarterly payment date is not so paid, then such dividends shall cumulate until so paid. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 8% Cumulative Preferred Stock that may be in arrears. If full cumulative dividends are not paid on the 8% Cumulative Preferred Stock, all dividends declared on shares of the 8% Cumulative Preferred Stock shall be paid pro rata to the holders of the outstanding 8% Cumulative Preferred Stock. So long as any shares of 8% Cumulative Preferred Stock are outstanding, the Corporation shall not declare, pay or set aside for payment any dividends or page 13 of 23 pages
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                                        other distributions in respect of Junior
                                        Stock (as hereinafter defined), other
                                        than dividends payable in shares of
                                        Common Stock to all holders of Common
                                        Stock, or call for redemption
                                        or redeem any shares of Junior Stock
                                        unless full cumulative dividends for all past dividend periods shall have been declared and paid on the 8% Cumulative Preferred Stock.

                                                 (3) Liquidation, Dissolution or
                                        Winding Up. The amount payable on the 8%
                                        Cumulative Preferred Stock in the event
                                        of any liquidation, dissolution or
                                        winding up of the Corporation, whether
                                        voluntary or involuntary, shall be $100
                                        per share plus an amount equal to all
                                        dividends per share accrued (whether or
                                        not declared) during the dividend period in which such liquidation, dissolution or winding up occurs and all cumulated and unpaid dividends per share accrued during prior dividend periods. The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, transfer, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

                                                 (4) Redemption. (a) The
                                        Corporation shall have the right, but
                                        not the obligation, to redeem all or
                                        part of the outstanding shares of the 8%
                                        Cumulative Preferred Stock at any time
                                        or from time to time. The price at which such stock shall be redeemed shall be $100 per share plus an amount equal to all dividends per share accrued (whether or not declared) during the dividend period in which the redemption occurs and all cumulated and unpaid dividends per share, if any, accrued during prior dividend periods. If less than all of the outstanding shares of the 8% Cumulative Preferred Stock shall be redeemed, the particular shares to be redeemed shall be allocated among the holders page 14 of 23 pages
                                        of the 8% Cumulative Preferred
                                        Stock on a pro rata basis.

                                                 (b) Notice of any redemption
                                        specifying the date fixed for said
                                        redemption and the place where the
                                        amount to be paid upon redemption is
                                        payable shall be mailed, postage
                                        prepaid, at least 30 days, but not more
                                        than 60 days, prior to said redemption
                                        date to the holders of record of the 8%
                                        Cumulative Preferred Stock to be
                                        redeemed at their respective addresses
                                        as the same shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), then, on and after said redemption date, notwithstanding that any certificate for shares of the 8% Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the 8% Cumulative Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest. However, if such notice of redemption shall have been so mailed, and if prior to the date of redemption specified in such notice said funds shall be deposited in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in the Borough of Manhattan in the City of New York and having capital, surplus and undivided profits of at least
                                        $50,000,000,

                               page 15 of 23 pages
                                        thereupon and without awaiting the
                                        redemption date, all shares of 8%
                                        Cumulative Preferred Stock with
                                        respect to which such notice shall have
                                        been mailed and such deposit shall have
                                        been so made shall be deemed to be no
                                        longer outstanding, and all rights with
                                        respect to such shares of 8% Cumulative
                                        Preferred Stock shall forthwith, upon
                                        such deposit in trust, cease and
                                        terminate, except only the right of the
                                        holders thereof on or after the
                                        redemption date to receive from such
                                        deposit the amount payable on redemption thereof, but without interest. In case the holders of shares of 8% Cumulative Preferred Stock which shall have been redeemed shall not within three years after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the Corporation for payment of the redemption price thereof, but without interest.

                                                 (c) Any then outstanding shares
                                        of 8% Cumulative Preferred Stock shall
                                        be redeemed by the Corporation on
                                        December 31, 1998. Such redemption shall be at a redemption price and shall be effected in the same manner and with the same effect as provided in paragraphs
                                        (a) and (b) hereof for the redemption of shares of 8% Cumulative Preferred Stock at the option of the Corporation.

                                                 (d) Any then outstanding shares
                                        of 8% Cumulative Preferred Stock shall
                                        be redeemed by the Corporation upon the
                                        closing of the initial sale to the
                                        public by the Corporation of shares of
                                        its capital stock pursuant to a
                                        registration statement filed with and
                                        declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such redemption shall be at a redemption price and shall be effected in the page 16 of 23 pages
                                    same manner and with the same effect as
                                    provided in paragraphs (a) and (b) hereof for the redemption of shares of 8% Cumulative Preferred Stock at the option of the Corporation.

                                             (e) For purposes hereof:

                                             "Junior Stock" shall mean the
                                    Common Stock of the Corporation, any other stock over which the 8% Cumulative Preferred Stock has a preference as to payment of dividends or as to distribution of assets and any securities of whatever form which are convertible into or exchangeable for Junior Stock.


                                             (5) Amendment. The consent of the
                                    holders of at least two-thirds of the
                                    outstanding shares of the 8% Cumulative
                                    Preferred Stock, given in person or by
                                    proxy, either in writing or at a special meeting called for the purpose, shall be necessary to effect or validate any one or more of the following:

                                                          (a) the authorization
                                                 of, or any increase in the
                                                 authorized amount of, any
                                                 additional class of stock of
                                                 the Corporation ranking prior
                                                 to or on a parity with the 8%
                                                 Cumulative Preferred Stock; or

                                                          (b) the amendment,
                                                 change or alteration of the
                                                 Certificate of Incorporation of
                                                 the Corporation so as to affect
                                                 adversely the rights or
                                                 preferences of the 8%
                                                 Cumulative Preferred Stock or
                                                 the holders thereof.

                           This Certificate of Designation was authorized by
                  resolution duly adopted by the Board of Directors of the Corporation at a meeting thereof held on November 10, 1993.

                           IN WITNESS WHEREOF, the Corporation has caused its
                  corporate seal to be hereunder affixed and this Certificate of Designation to be signed by page 17 of 23 pages

                  Caroline H. Fleming, its Vice President, and attested to by Robert A. Ouimette, its Assistant Secretary, on the 17th day of November, 1993.

                                               AAPOGEE, INC.



                                            /s/ Caroline H. Fleming
                                            -------------------------------
                                                 Caroline H. Fleming
                                                 Vice President

              [SEAL]

              Attest:


               /s/ Robert A. Ouimette
               -------------------------------
                   Robert A. Ouimette
                   Assistant Secretary


                               page 18 of 23 pages

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE


                                     * * * *

                           Apogee, a corporation organized and existing under
                  and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                           The present registered agent of the corporation is
                  The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, DE 19805 and the present registered office of the corporation is in the county of New Castle.

                           The Board of Directors of Apogee, Inc. adopted the
                  following resolution on the 10th day of September, 1997. Resolved, that the registered office of Apogee, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and The Corporation Trust Company, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

                           In Witness Whereof, Apogee, Inc. has caused this
                  statement to be signed by Robert A. Ouimette, its Assistant Secretary*, this 10th day of September 1997.

                                                      /s/ Robert A. Ouimette
                                                      ----------------------

              *Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.


                               page 19 of 23 pages

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  APOGEE, INC.


                           Pursuant to Section 242 of
                         the General Corporation Law of
                              the State of Delaware


                  Apogee, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST of the Certificate of Incorporation in its present form and substituting therefor a new Article FIRST in the following form:

                  "FIRST: The name of the corporation is Integra, Inc. (the "Corporation")."

                  SECOND: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability by means of a written consent in lieu of a meeting of the Board of Directors of the Corporation and (b) at a meeting and vote of page 20 of 23 pages
stockholders, the holders of a majority of the issued and outstanding capital stock of the Corporation having voted in favor of the adoption of such amendment.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 15th day of July, 1998.


                                         APOGEE, INC.


                                         By /s/ Lawrence M. Davies
                                            ------------------------------
                                            Name:  Lawrence M. Davies
                                            Title: President


                               page 21 of 23 pages